UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2006
Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

158 Route 206, Peapack-Gladstone, New Jersey 07934
(Address of principal executive offices)

(908) 234-0700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02  Results of Operations and Financial Condition.

On November 1, 2006, Peapack-Gladstone Financial Corporation (the “Corporation”) issued a press release reporting earnings and other financial results for its third quarter of 2006, which ended September 30, 2006. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety.

The discussion of the Corporation’s third quarter and nine months 2006 net income in the attached earnings release excludes the impact of the securities losses in both periods. The Corporation believes that by excluding the impact of this item, it provides investors with better insight into the period-over-period operating performance. Management also internally uses this non-GAAP presentation to evaluate its operating performance on a comparative basis.  All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

The information disclosed under this Item 2.02, including Exhibit 99.1, shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Title
99.1	Press Release dated November 1, 2006.

The press release disclosed in this Item 9.017 as Exhibit 99.1 shall be considered “furnished” but not “filed” pursuant to Item 12 of Form 8-K for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: November 6, 2006	By: /s/ Arthur F. Birmingham
Arthur F. Birmingham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press Release dated November 1, 2006.